UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2011 (December 7, 2010)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 8, 2011, the Board of Directors (the “Board”) of Carbon Natural Gas Company (“Carbon” or the “Company”) approved Carbon’s 2011 Annual Incentive Plan (the “2011 AIP”), including the performance criteria and specific measures and goals for Carbon’s executive officers and all other participants.  Under the 2011 AIP, any incentive rewards will be tied to four performance criteria: (i) Total Shareholder Return, (ii) EBITDA per Debt Adjusted Share Growth, (iii) Net Total Proved Reserves and (iv) Net Annual Production Growth.  Each of the performance criteria included in the 2011 AIP is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary.  In addition to the target level, the 2011 AIP includes completion percentages for a range of performance levels, starting at a minimum threshold level, which is equal to 75% of the target level, up to an outstanding performance level, which is equal to 125% of the target level.

The 2011 AIP is administered by the Board and the President and Chief Executive Officer (for all participant awards other than his own award).  Participation of officers in the 2011 AIP is determined by the Board and the participation of other employees of Carbon and its subsidiaries in the 2011 AIP is determined by the President and Chief Executive Officer.  The Chief Financial Officer is responsible for verifying the performance calculation for the financial and operating performance measures in consultation with the Senior Vice President, Exploration and Production, who will be responsible for the estimation of the Company’s oil and gas reserves.  No awards will be made under the 2011 AIP unless the minimum 25% completion threshold is achieved for the total plan.   Any modifications to the 2011 AIP must be approved by the Board.

The foregoing description of the 2011 AIP is qualified in its entirety by reference to the full text of the 2011 AIP, a copy of which is attached to this report as Exhibit 10.1.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Departure of Director

On December 7, 2011, Mr. Paul G. McDermott, resigned from the board of directors of Carbon.  Mr. McDermott also resigned as a director of Carbon’s wholly-owned subsidiary, Nytis Exploration (USA) Inc.  Mr. McDermott’s resignation resulted in him not standing for election at the annual meeting of stockholders held on December 8, 2011, even though his name appeared on the ballots distributed at the meeting.

(e)           Compensatory Plans and Arrangements

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in Item 5.02 by reference.

2011 Stock Incentive Plan

On December 8, 2011, the stockholders of Carbon approved the adoption of Carbon’s 2011 Stock Incentive Plan (the “2011 Plan”), under which 12,600,000 shares of common stock were authorized for issuance to Carbon officers, directors or consultants and others eligible to receive awards under the 2011 Plan.  For a description of the material features of the 2011 Plan, please refer to Carbon’s Definitive Information Statement on Schedule 14C for the Annual Meeting of the Stockholders held on December 8, 2011, a copy of which was filed with the Securities and Exchange Commission on October 27, 2011 (File No. 000-02040) and is incorporated herein by reference.  A copy of the 2011 Plan is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Carbon was held on December 8, 2011 (the “Annual Meeting”), at which the stockholders voted on the following matters:

1.             The election of four (4) members (David H. Kennedy, Bryan H. Lawrence, Peter A. Leidel and Patrick R. McDonald) to Carbon’s Board of Directors, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified (See Item 5.02(b) above for a description of the resignation of Paul G. McDermott from the Board of Directors prior to the Annual Meeting);

2.             Advisory vote on executive compensation;

3.             Advisory vote on the frequency of holding future advisory votes on executive compensation;

4.             The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman LLP, Carbon’s independent registered accounting firm; and

5.             The approval of Carbon’s 2011 Stock Incentive Plan.

On the record date for the Annual Meeting, there were 114,185,405 shares issued, outstanding and entitled to vote.  Stockholders holding 79,105,202 shares were present at the meeting, in person or represented by proxy.  The results of the voting at the Annual Meeting were as follows:

			Votes For	Votes Withheld
Election of David H. Kennedy			79,105,202	0

Election of Bryan H. Lawrence			79,105,202	0

Election of Peter A. Leidel			79,105,202	0

Election of Patrick R. McDonald			79,105,202	0

	Votes For	Votes Against	Abstained
Advisory vote on executive compensation	79,105,202	0	0

	1 Year	2 Years	3 Years	Abstained
Advisory vote on the frequency of future advisory votes on executive compensation	888,888	0	78,216,314	0

	Votes For	Votes Against	Abstained
Ratification of appointment of independent registered public accounting firm	79,105,202	0	0

	Votes For	Votes Against	Abstained
Approval of 2011 Stock Incentive Plan	76,882,980	0	2,222,222

Consistent with the stated preference of a majority of Carbon’s stockholders, the Board of Directors determined that it will hold an advisory vote on the compensation of the Company’s named executive officers every three (3) years until the next required vote on the frequency of stockholder votes on compensation of named executive officers, which will occur no later than Carbon’s annual meeting of stockholders in 2014.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Carbon Natural Gas Company 2011 Annual Incentive Plan
10.2	Carbon Natural Gas Company 2011 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald,
Dated: December 13, 2011	President and CEO